In re Farmland Industries, Inc		Case No. 02-50557
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF OCTOBER, 2003

REVENUE
Gross Income		$ 119,027,203.47
Less Cost of Goods Sold		$ 96,825,872.37
Materials	$ 96,814,078.23
Direct Labor
Overhead (Freight and Other)	$ 11,794.14
Gross Profit		$ 22,201,331.10

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 3,420,724.94
Advertising and Marketing	$ 4,734.72
Insurance	$ 287,625.94
Payroll Taxes	$ 221,069.47
Lease and Rent	$ 1,008,237.51
Telephone and Utlities	$ 3,741,456.77
Attorney and other Professional Fees	$ 2,833,094.10
UST Quarterly Fees	$ 10,000.00
Other Expenses (includes other income)	$ 69,031,190.41
Total Operating Expenses		$ 80,558,133.86
Net Income (Loss)		$ (58,356,802.76)

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 29,338,610.14
Increase (Decrease) in AR for month		$ (16,797,049.76)
Inventory at end of month		$ 85,617,882.04
Increase (Decrease) in Inventory for month		$ (41,091,659.94)
Cash at end of the month		$ 286,355,213.50
Increase (Decrease) in Cash for month		$ 11,863,772.13

LIABILITIES
Increase (Decrease) in pre-petition debt		$ 322,699.56
Increase (Decrease) in post-petition debt		$ (602,554.82)
Taxes Payable:
Federal Payroll Taxes	$ 30,000.00
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ (283,659.26)
Real Estate and Personal	$ (696,155.37)
Property Taxes (Real Property)	$ (1,553,536.95)
Other (see footnote 1)	$ (1,983,874.75)
Total Taxes Payable		$ (4,487,226.33)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ -
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (1,633.98)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (115.18)
USE TAX PAYABLE-MANUAL ENTRIES	$ (135,413.29)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,841,048.53)
ST MTR FUEL TAX PAY	$ -
PRE-USE TAX PAY-MANUAL (245002&12)	$ -
$ (1,983,874.75)